UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 10, 2010

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.
     On August 10, 2010, Black Box Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s headquarters in Lawrence, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.
     Proposal 1. Each of the nominees for election to the Company’s Board of Directors (the “Board”) were elected to hold office for a one-year term and until their respective successors are elected and qualified by the following votes:

Name	For	Withheld	Broker Non-Votes

William F. Andrews	15,163,710	1,078,956	523,734
R. Terry Blakemore	15,967,306	275,360	523,734
Richard L. Crouch	15,825,384	417,282	523,734
Thomas W. Golonski	15,809,834	432,832	523,734
Thomas G. Greig	15,326,419	916,247	523,734
William H. Hernandez	16,135,943	106,723	523,734
Edward A. Nicholson, Ph.D.	16,095,143	147,523	523,734
     Proposal 2. The ratification of the appointment by the Audit Committee of the Board of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2011 was approved by the following vote:

For:	16,680,454
Against:	38,115
Abstained:	47,831
Broker Non-Votes:	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: August 12, 2010	By:	/s/ Michael McAndrew
Michael McAndrew Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

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